                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[x]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       WILSONS THE LEATHER EXPERTS INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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         pursuant to Exchange Act Rule 0-11(1)
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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


               ------------------------------------------------

                       WILSONS THE LEATHER EXPERTS INC.

                            7401 BOONE AVENUE NORTH
                        BROOKLYN PARK, MINNESOTA 55428


                                (612) 391-4000

               ------------------------------------------------

                                                                   May   , 1998
Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders of Wilsons The Leather Experts Inc., a Minnesota corporation (the "Company"), to be held at The Northland Inn, 7025 Northland Drive, Brooklyn Park, Minnesota, commencing at 10:00 a.m., Central Daylight Time, on Tuesday, June 16, 1998.

  The Secretary's Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

  It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, please complete, sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope as promptly as possible. If you later desire to revoke the proxy, you may do so at any time before it is exercised.

                                          Sincerely,

                                          Joel N. Waller
                                          Chief Executive Officer and Chairman
                                           of the Board

                       WILSONS THE LEATHER EXPERTS INC.

                            7401 BOONE AVENUE NORTH
                        BROOKLYN PARK, MINNESOTA 55428

                               ----------------

                           NOTICE OF ANNUAL MEETING

                               ----------------

  The Annual Meeting of Shareholders of Wilsons The Leather Experts Inc., a Minnesota corporation (the "Company"), will be held at The Northland Inn, 7025 Northland Drive, Brooklyn Park, Minnesota, on Tuesday, June 16, 1998, commencing at 10:00 a.m., Central Daylight Time, for the following purposes:

  1. To elect five directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

  2. To approve and adopt the proposed Amended and Restated Articles of Incorporation of the Company.

  3. To ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending January 30, 1999.

  4. To act upon any other business that may properly be brought before the meeting.

  The Board of Directors of the Company has fixed April 29, 1998 as the record date for the meeting and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting and at any adjournments thereof.

  Your proxy is important to ensure a quorum at the meeting. Please complete, sign, date and return your proxy in the enclosed postage-paid envelope, whether or not you plan to attend the meeting. Your cooperation in promptly signing and returning your proxy will help the Company avoid further solicitation expense. You may revoke the proxy at any time prior to it being exercised, and returning your proxy will not affect your right to vote in person if you attend the meeting and revoke the proxy.

                                          By Order of the Board of Directors,

                                          Philip S. Garon
                                          Secretary

Brooklyn Park, Minnesota
May   , 1998

                       WILSONS THE LEATHER EXPERTS INC.
                            7401 BOONE AVENUE NORTH
                        BROOKLYN PARK, MINNESOTA 55428

                               ----------------

                                PROXY STATEMENT

                               ----------------

GENERAL INFORMATION REGARDING THE SOLICITATION

  The enclosed proxy is being solicited by the Board of Directors (the "Board of Directors" or "Board") of Wilsons The Leather Experts Inc., a Minnesota corporation (the "Company"), for use in connection with the Annual Meeting of Shareholders to be held on Tuesday, June 16, 1998, at The Northland Inn, 7025 Northland Drive, Brooklyn Park, Minnesota, commencing at 10:00 a.m., Central Daylight Time, and at any adjournments thereof.

  Only shareholders of record at the close of business on April 29, 1998 will be entitled to vote at the meeting or adjournments. Proxies in the accompanying form which are properly signed, duly returned to the Company and not revoked will be voted in the manner specified. If no instructions are indicated, properly executed proxies will be voted for the proposals set forth in this Proxy Statement. A shareholder executing a proxy may revoke it at any time before it is exercised by notice in writing to an officer of the Company or by properly signing and duly returning a proxy bearing a later date. The mailing of this Proxy Statement and form of proxy to shareholders will commence on or about May 5, 1998.

  As of the date of this Proxy Statement, the Board of Directors of the Company and management know of no other matters, other than those described in the Notice of Annual Meeting and this Proxy Statement, that are to come before the meeting. If any other matters are properly presented at the meeting and call for a vote of shareholders, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

  The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mails, certain directors, officers and employees of the Company may solicit proxies by telephone, telecopier, telegram or personal contact. Such persons have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

  The address of the principal executive office of the Company is 7401 Boone Avenue North, Brooklyn Park, Minnesota 55428, and the Company's telephone number is 612-391-4000.

REQUIRED VOTE TO ELECT THE DIRECTORS AND APPROVE THE PROPOSALS

  The common stock of the Company, par value $.01 per share, is the only authorized and issued voting security of the Company. At the close of business
on April 29, 1998, there were   ,   ,     shares of common stock of the
Company issued and outstanding, each of which is entitled to one vote. Holders of common stock are not entitled to cumulate their votes for the election of directors.

  The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company present in person or represented by proxy and entitled to vote on each matter to be acted upon at the meeting is required for the approval of such matter. For this purpose, a shareholder voting through proxy who abstains with respect to the matter is considered to be present and entitled to vote on the matter, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, shall not be considered present and entitled to vote on the matter.

  Holders of a majority of the shares of the common stock of the Company entitled to vote and present at the meeting constitute a quorum for purposes of the meeting. Abstentions are counted as being present at the meeting and entitled to vote for purposes of determining the presence or absence of a quorum for the transaction of business.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

  The following table sets forth, as of April 1, 1998, the beneficial ownership of the common stock by (i) each person known by the Company beneficially to hold more than 5% of the outstanding common stock, (ii) each director or nominee for director of the Company, (iii) each officer of the Company named in the Summary Compensation Table on page 8, and (iv) all executive officers and directors of the Company as a group. Except as otherwise noted, the listed beneficial owner has sole voting and investment power with respect to the listed shares.

                                         AMOUNT AND NATURE OF   PERCENTAGE OF
 NAME AND ADDRESS OF BENEFICIAL OWNER    BENEFICIAL OWNERSHIP OUTSTANDING SHARES
 ------------------------------------    -------------------- ------------------
Neil I. Sell, as sole trustee of four
irrevocable trusts for the benefit of
Lyle Berman's children, and of two
irrevocable trusts for the benefit of
David Rogers' children and on behalf of
himself................................      2,222,365.8(1)          23.3%
 3300 Norwest Center
 90 South Seventh Street
 Minneapolis, MN 55402
Morris Goldfarb........................      2,147,630.0(2)          22.5
 G-III Apparel Group, Ltd.
 512 Seventh Avenue
 New York, NY 10018
Joel N. Waller.........................      1,115,285.3(3)          11.7
 7401 Boone Avenue North
 Brooklyn Park, MN 55428
David L. Rogers........................        967,774.5             10.2
 7401 Boone Avenue North
 Brooklyn Park, MN 55428
Lyle Berman............................        311,630.0              3.3
Thomas J. Brosig.......................          3,600.0(4)            *
Carol S. Lund..........................        149,833.8              1.6
David B. Sharp.........................        141,509.7              1.5
Jed Jaffe..............................        124,861.5              1.3
All executive officers and directors
 as a group (15 persons)...............      5,328,385.2             55.9

--------
 * Represents less than 1%.

(1) Includes 1,836,000 shares of common stock held in four irrevocable trusts for the benefit of Lyle Berman's children and 139,510.8 shares of common stock held in two irrevocable trusts for the benefit of David Rogers' children. Mr. Sell has disclaimed beneficial ownership of such shares.

(2) Includes 172,800 shares of common stock owned by the Goldfarb Family Partners L.L.C. of which Mr. Goldfarb is the manager.

(3) Includes 100,000 shares of common stock owned by the Waller Family Limited Partnership of which Mr. Waller is a general partner; 3,000 shares of common stock owned by Mr. Waller's spouse and Mr. Waller's mother jointly; and 1,000 shares of common stock owned by Mr. Waller's spouse. Also, includes 3,000 and 1,000 redeemable common stock purchase warrants owned by Mr. Waller's spouse and Mr. Waller's mother jointly and Mr. Waller's spouse, respectively. The redeemable common stock purchase warrants are currently fully exercisable. Mr. Waller disclaims beneficial ownership of such shares and warrants.

(4) Represents options which are currently exercisable to purchase 3,600 shares of common stock.

                              PROPOSAL NUMBER ONE

                             ELECTION OF DIRECTORS

  At the meeting, the shareholders will be asked to elect five directors to hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The Company's By-Laws provide that the shareholders at each regular meeting shall determine the number of directors to constitute the Board of Directors and that the shareholders or the Board may thereafter increase the number of directors or the shareholders may decrease the number of directors, provided that the Company's Amended Articles of Incorporation state that the Board of Directors shall consist of not less than five or more than nine members. The size of the Board is currently fixed at five, and the Board has nominated the five current members of the Board named below. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the five nominees named below to constitute the entire Board.

  Each nominee is currently serving as a director of the Company and has indicated a willingness to serve as a director for the ensuing year. In case any nominee is not a candidate at the meeting, the proxies named in the enclosed form of proxy intend to vote in favor of the remainder of the nominees and to vote for a substitute nominee in their discretion. Information regarding the nominees as of April 1, 1998, is set forth below.

                                                                        DIRECTOR
       NAME                                                         AGE  SINCE
       ----                                                         --- --------
       Joel N. Waller..............................................  58 May 1996
       David L. Rogers(1)..........................................  55 May 1996
       Lyle Berman(2)..............................................  56 May 1996
       Thomas J. Brosig(1)(2)......................................  48 May 1996
       Morris Goldfarb(1)..........................................  47 May 1996

--------
(1) Member of Audit Committee

(2)Member of Compensation Committee

  Joel N. Waller has served as Chairman and Chief Executive Officer of the Company since its inception in May 1996 and was Chairman and Chief Executive Officer of one of the predecessor companies to the Company (together with the Company, "Wilsons") since April 1992. In 1983, CVS New York, Inc. hired
Mr. Waller as President of Wilsons, in which position he served until April 1992. Prior to joining Wilsons, Mr. Waller served in several capacities at Bermans the Leather Experts Inc. ("Bermans"), including Senior Vice President--General Merchandise Manager from 1980 to 1983, Division Merchandise Manager from 1978 to 1980 and Buyer from 1976 to 1978. He currently serves on the Board of Directors of Grand Casinos, Inc., Rainforest Cafe, Inc. and Damark International, Inc.

  David L. Rogers has served as President and Chief Operating Officer of Wilsons since April 1992. In 1988, Mr. Rogers joined Wilsons as Executive Vice President and Chief Operating Officer when Bermans was acquired by Wilsons. Mr. Rogers served as Chief Operating Officer of Bermans from 1984 to 1988 and Chief Financial Officer of Bermans from 1980 to 1984. Mr. Rogers currently serves on the Board of Directors of Grand Casinos, Inc. and Rainforest Cafe, Inc.

  Lyle Berman has served as Chairman of the Board of Grand Casinos, Inc., a gaming company, since October 1990, and served as Chief Executive Officer from October 1990 to March 1998. Mr. Berman has also served as Chief Executive Officer and Chairman of the Board of Directors of Rainforest Cafe, Inc., a restaurant/retail company, since February 1994. From January 1989 through September 1991, Mr. Berman served as a consultant to Wilsons. Mr. Berman served as the President and Chief Executive Officer of Bermans from 1978 until it was acquired by Wilsons in 1988. Mr. Berman is also the Chairman of the Board of Directors of Innovative Gaming Corporation of America and a director of G-III Apparel Group, Ltd., ("G-III") and New Horizon Kids Quest, Inc. Mr. Berman was an executive officer and a director of Stratosphere Corporation, an amusement and recreation company from February 1993 to July 1997. In January 1997, Stratosphere Corporation filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code.

  Thomas J. Brosig has served as President and a director of Grand Casinos, Inc., a gaming company, since September 1996, and was named Chief Executive Officer in March 1998. Mr. Brosig also served as Executive Vice President-- Investor Relations and Special Projects of Grand Casinos, Inc. from August 1994 to September 1996, as Secretary of Grand Casinos, Inc. from its inception until May 1995, as its President from May 1993 to August 1994, as its Chief Operating Officer from October 1991 until May 1993 and as its Chief Financial Officer from its inception until January 1992. Mr. Brosig is also a director of G-III and Famous Dave's of America, Inc.

  Morris Goldfarb serves as Chief Executive Officer and Chairman of the Board of G-III Apparel Group, Ltd., a leather and non-leather apparel manufacturer and distributor. He has served as an executive officer of G-III and its predecessors since its formation in 1974. Mr. Goldfarb is also a director of Grand Casinos, Inc., Panasia Bank and Smiles Amusement Company LLC.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

  The Board of Directors has created an Audit Committee and a Compensation Committee. The members of each of these committees are appointed by the full Board. The Board has not appointed a nominating committee.

  The Audit Committee reviews accounting and auditing principles and procedures of the Company with a view toward providing for adequate internal controls and reliable financial records. To this end, it recommends to the full Board the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the auditing engagement, and considers the independence of the Company's public accountants. The current members of the Audit Committee are identified above. The Audit Committee met twice during the last fiscal year.

  The Compensation Committee reviews and determines the Company's executive compensation objectives and policies and administers the Company's stock option plans and other employee benefit plans. The current members of the Compensation Committee are the non-employee directors identified above. The Compensation Committee met three times during the last fiscal year and took written action in lieu of meeting on one occasion.

  The Board of Directors met five times during the fiscal year ended January 31, 1998. Each director attended more than 75% of the meetings of the Board of Directors and Board committees on which he serves.

DIRECTOR COMPENSATION

  The Company does not currently pay cash compensation to members of the Board of Directors for their services as directors. Morris Goldfarb is reimbursed for his travel expenses to the Company's headquarters for Board meetings.

  The Company has granted stock options to the directors. On June 26, 1996, the Company granted options for 10,800 shares of common stock to Thomas J. Brosig at an exercise price of $4.44 per share. Such options vest, cumulatively, on a pro rated basis on each of the first, second, and third anniversaries of the date of grant if Brosig continues as a director, subject to the possible acceleration of vesting in certain circumstances. As of April 1, 1998, options for 3,600 shares had vested. In addition, on January 28, 1998, the Company granted a stock option for 33,000 shares of common stock of the Company to each of Lyle Berman, Thomas J. Brosig and Morris Goldfarb. Such options vest, cumulatively, on a pro rated basis on each of the first, second and third anniversaries of the date of grant if the optionee continues as a director, subject to the possible acceleration of vesting in certain circumstances.

VOTING REQUIREMENTS

  The affirmative vote of the holders of the majority of the outstanding shares of common stock of the Company present in person or represented by proxy and entitled to vote on the election of directors is required to elect the directors. A shareholder voting through proxy who abstains with respect to the election of directors is considered to be present and entitled to vote, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of directors is not considered present and entitled to vote.

VOTING RECOMMENDATION

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL NOMINEES LISTED ABOVE.

                     REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee, comprised entirely of non-employee directors, reviews and approves the general compensation philosophies and policies of the Company and determines the specific compensation for each of the Company's executive officers. In addition, the Compensation Committee is responsible for administering the Company's stock option plans and approving grants made in connection therewith and for administering the Executive and Key Management Incentive Plan (the "Incentive Plan").

EXECUTIVE COMPENSATION PHILOSOPHY

  The Company's compensation program for executive officers is designed to promote the financial performance, business strategies and other values and objectives of the Company. This program seeks to enhance shareholder value by linking the financial interests of the Company's executives with those of its shareholders. The Company has developed and implemented an executive compensation program based on a pay-for-performance philosophy to achieve the following objectives:

  . To attract, reward and retain high-caliber executive officers who are capable of leading the Company in the achievement of its business objectives;

  .  To provide compensation awards which are highly competitive;

  . To motivate and reward executives based on achievement of Company and individual performance objectives; and

  . To provide a maximum return on the Company's investment in resources to shareholders by linking a significant portion of total compensation to the financial results of the Company and the market value of the Company's common stock.

THE COMPENSATION PROCESS

  COMPENSATION REVIEW

  The Board of Directors approves Company financial goals and performance measures prior to the beginning of the fiscal year along with individual goals and objectives for the Chairman and Chief Executive Officer (the "CEO") and the President and Chief Operating Officer (the "COO"). The Compensation Committee reviews and approves the base salaries for each executive officer, including the CEO and COO. After year-end, the CEO and COO, along with the Vice President of Human Resources, present to the Compensation Committee the assessment of results.

  The Compensation Committee received a thorough review and presentation of total compensation for executive officers in fiscal 1997. Total compensation under the Company's compensation program for executive officers for 1997 was generally established to be between the 50th and 75th percentile of companies included in certain retail compensation surveys, depending upon the particular officer's position, responsibilities and the degree of difficulty and challenge associated with the performance objectives.

  The Company's executive compensation program consists of three key elements:
(1) base salary; (2) short-term incentive, i.e., annual bonus; and (3) long-term incentive, i.e. stock options. In addition, the executive officers receive health and dental benefits and participate in the Company's 401(k) Profit Sharing Plan on the same basis as other full-time employees of the Company.

  The policies and the basis for determining executive compensation and specifically that of the CEO and COO are described below:

  BASE SALARY

  Base salaries for executive officers, with the exception of the CEO and COO, are determined by reviewing and comparing salaries, and the corresponding job descriptions, offered for similar positions by utilizing certain retail compensation surveys and by reviewing salaries of persons with comparable qualifications, experience and responsibilities at other companies of comparable size in the retail industry. After reviewing these salaries and job descriptions, the Company establishes a range of salaries paid for various executive positions. Base salaries are set within these competitive salary bands based on individual contributions and sustained performance. As an executive officer's level of responsibility increases, a greater portion of the total compensation package is based on incentive compensation, described below, which may cause greater variability in the individual's overall compensation package from year to year. In addition, the more responsibility that an executive officer assumes in the organization, the more the compensation package shifts to reliance on appreciation of the value of the Company's stock through stock options.

  SHORT-TERM INCENTIVE COMPENSATION

  The Company's Incentive Plan has been developed to provide opportunities to motivate and reward key employees through annual cash incentive awards. All executive officers are eligible to participate in the Incentive Plan. The Incentive Plan rewards executives for attaining pre-determined Company goals which create shareholder value through an increase in the market value of the Company's common stock. Awards are based on actual results measured against pre-established corporate financial objectives for consolidated earnings before federal and state income taxes of the Company and its direct and indirect subsidiaries ("EBT").

  An award amount, expressed as a percentage of base salary at the beginning of the fiscal year, is established for each participant each fiscal year and is approved by the Compensation Committee. The targeted award is the amount of the incentive award which will be earned by the executive officer if 100% of budgeted EBT is achieved by the Company. However, the program is structured to include a flexible scale ranging from 65% achievement of budgeted EBT to 135% achievement of budgeted EBT resulting in payout levels that accordingly may be either below or above the targeted award. In fiscal 1997, the Company achieved 104% of budgeted EBT, which resulted in a payout level of 112% of the targeted awards.

  LONG-TERM INCENTIVE COMPENSATION

  The 1996 Stock Option Plan (the "1996 Option Plan") was developed to enhance the total compensation package for key management and, in particular, to link compensation to the market value of the Company's common stock. The desired goal is to retain and develop personnel capable of assuring the future success of the Company by affording them an opportunity to acquire a proprietary interest in the Company through stock options. Stock option grants are intended to focus executives on managing the Company from the perspective of an owner with an equity position in the business. Except for a grant of options to one individual promoted to executive officer in October 1997, the Company made its first grants of options to executive officers in January 1998. New executive officers will generally be granted options to purchase shares of the common stock upon appointment as an executive officer. All executive officers are eligible for consideration of additional option grants at the discretion of the Compensation Committee. Factors that were considered in granting the options in fiscal year 1997 and will be considered in future grants (which are not given a particular relative weight) include increases in the level of responsibility, promotions, sustained exceptional performance over a period of time and overall stock performance. In granting new options, the Compensation Committee will also take into account the number of options already granted to an officer. Stock options are granted at an option price equal to the Fair Market Value, as defined in the 1996 Option Plan, of the common stock on the date of grant and generally vest, cumulatively, on a prorated basis on each of the first, second and third anniversaries of the date of grant.

COMPENSATION OF CHIEF EXECUTIVE OFFICER AND CHIEF OPERATING OFFICER

  The Company has entered into employment agreements with Joel Waller, as CEO, and David Rogers, as COO, through May 25, 2000 (the "Employment Agreements"). Under the terms of the Employment Agreements, Mr. Waller and Mr. Rogers each receives a base salary of $380,000 per year, or such higher amount as is determined by the Board (prorated for any partial employment year). See "Employment Contracts" below.

  The Compensation Committee evaluates the performance and fixes the base salary of the CEO and COO on an annual basis based on its assessment of their past performance and its expectation as to their future contributions in leading the Company and on the process described under base salaries above. In setting 1997 base salaries, the Compensation Committee considered a number of factors, including the Company's ability to secure financing, reduce and control expenses, and efficiently use working capital to achieve goals. In addition, the Compensation Committee also considered significant accomplishments made by the Company during the prior year and other performance factors, such as the effectiveness of the CEO and COO in establishing the Company's strategic direction and providing leadership which enables the management team to maximize its performance compared to the competition. Factors considered by the Compensation Committee in determining the CEO's and COO's base salary are not subject to any specific weighting factor or formula. For fiscal year 1997, Messrs. Waller and Rogers declined a merit increase in base salary as the Company was in transition to operating as a stand-alone company and was in the process of obtaining additional financing through its initial public offering.

  The annual cash bonus for Messrs. Waller and Rogers, if any, is awarded under the Incentive Plan and is entirely dependent on the accomplishment by the Company of certain corporate goals approved by the Board as discussed above. Pursuant to the provisions of the Incentive Plan, Mr. Waller's and Mr. Rogers' respective bonuses for a fiscal year could range from 0% to 70% of their base salary. For fiscal year 1997, each of them received a cash bonus of $148,960. On January 28, 1998, each of them also received a stock option grant for 99,000 shares of the Company's common stock, which vest, cumulatively, on a prorated basis on each of the first, second and third anniversaries of the date of grant.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer or any of the four other most highly compensated executive officers. The Company, however, is currently eligible for grandfathering relief from Section 162(m). Accordingly, the Company's compensation deductions are not subject to the Section 162(m) limitations otherwise applicable to a publicly-traded company.

                                          COMPENSATION COMMITTEE

                                          Thomas J. Brosig, Chairman
                                          Lyle Berman

                            EXECUTIVE COMPENSATION

  The Company was incorporated in May 1996. The following table sets forth the compensation for the 1997 fiscal year ended January 31, 1998 and for the 36-week period of the 1996 fiscal year from inception (May 26, 1996) to February 1, 1997 of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------
                                                     LONG-TERM
                                                    COMPENSATION
                                                  ----------------
                                     ANNUAL
NAME AND PRINCIPAL                COMPENSATION       SECURITIES
POSITION                FISCAL ------------------    UNDERLYING       ALL OTHER
------------------       YEAR   SALARY    BONUS   OPTIONS (SHARES) COMPENSATION(1)
                               ---------------------------------------------------
Joel N. Waller.........  1997  $380,000 $148,960       99,000          $9,567
 Chairman and Chief
  Executive Officer      1996   263,077  124,222          --            9,915
David L. Rogers........  1997   380,000  148,960       99,000           9,567
 President and Chief
  Operating Officer      1996   263,077  124,222          --           10,107
Carol S. Lund..........  1997   248,269   78,400       30,000           9,567
 Executive Vice
  President              1996   166,154   62,765          --            9,388
David B. Sharp.........  1997   211,308   61,734       24,000           8,300
 Vice President,
  Marketing              1996   144,000   50,512          --            4,841
Jed Jaffe..............  1997   194,885   57,658       27,000           9,567
 Vice President, Real
  Estate(2)              1996   124,615   43,711          --            7,892
----------------------------------------------------------------------------------

(1) Includes profit sharing contributions and 401(k) matching contributions under the Company's 401(k) Profit Sharing Plan.


(2) Jed Jaffe served as Vice President, Store Sales until March 1998, when he was named Vice President, Real Estate.

STOCK OPTIONS

  The following table provides certain information concerning grants of stock options during the fiscal year ended January 31, 1998 to the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission (the "Commission"), the table sets forth the potential realizable value over the terms of the options (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of five percent and ten percent, compounded annually. These amounts do not represent the Company's estimate of future stock price. Actual realizable values, if any, of stock options will depend on the future performance of the common stock.

                         OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------------------------
                                                                             POTENTIAL REALIZABLE
                                      INDIVIDUAL GRANTS                        VALUE AT ASSUMED
------------------------------------------------------------------------         ANNUAL RATES
                         NUMBER OF    % OF TOTAL                                OF STOCK PRICE
                           SHARES      OPTIONS                             APPRECIATION FOR OPTION
                         UNDERLYING   GRANTED TO   EXERCISE                        TERM(1)
                          OPTIONS    EMPLOYEES IN  PRICE PER  EXPIRATION  ------------------------
  NAME                    GRANTED    FISCAL YEAR     SHARE       DATE          5%          10%
--------------------------------------------------------------------------------------------------
Joel N. Waller..........   99,000(2)    10.11%      $8.75    1/28/08    $  544,780 $  1,380,579
David L. Rogers.........   99,000(2)    10.11        8.75    1/28/08       544,780    1,380,579
Carol S. Lund...........   30,000(2)     3.06        8.75    1/28/08       165,085      418,357
David B. Sharp..........   24,000(2)     2.45        8.75    1/28/08       132,068      334,686
Jed Jaffe...............   27,000(2)     2.76        8.75    1/28/08       148,576      376,522
-------------------------------------------------------------------------------------------------

(1) The potential realizable value is based on the term of the nonstatutory stock options at the time of grant (ten years) and on the assumption that the fair value of the common stock appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

(2) Represents nonstatutory stock options to purchase shares of common stock granted on January 28, 1998 under the 1996 Option Plan. The listed options become cumulatively exercisable with respect to one-third of the shares covered thereby on each of the first three anniversaries of the date of grant. The options each have a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with the Company. In the event of (i) a dissolution or liquidation of the Company, (ii) a merger or consolidation of the Company with or into any other entity, regardless of whether the Company is a surviving corporation, or a proposed statutory share exchange with any other entity, or (iii) a sale of substantially all of the assets of the Company, the Compensation Committee may, but is not required to, arrange for the substitution of other options for the listed options or declare that all such options are immediately exercisable. If the Compensation Committee makes a declaration that all such options are immediately exercisable, then the options shall terminate at the date specified in such declaration and the Company may, but is not required to, pay the holder of such canceled options an amount equal to their equity therein. Upon an event changing control of the Company (as defined in the 1996 Option Plan), the listed options would become exercisable in full, provided that the Compensation Committee, in its discretion, may provide that some or all of such options will be canceled upon the change in control and the holders of such canceled options will be paid an amount equal to their equity therein.

  The following table summarizes option exercises during the fiscal year ended January 31, 1998 and provides information regarding the number of all unexercised stock options held by the Named Executive Officers as of January 31, 1998, the end of the Company's last fiscal year:

                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

-------------------------------------------------------------------------------------------------
                                                  NUMBER OF SHARES
                                               UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                               OPTIONS AT FISCAL YEAR-   IN-THE-MONEY OPTIONS AT
                           SHARES                        END               FISCAL YEAR-END(1)
                         ACQUIRED ON  VALUE   ------------------------- -------------------------
  NAME                    EXERCISE   REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
-------------------------------------------------------------------------------------------------
Joel N. Waller..........       0       $ 0          0        99,000         $ 0          $ 0
David L. Rogers.........       0         0          0        99,000           0            0
Carol S. Lund...........       0         0          0        30,000           0            0
David B. Sharp..........       0         0          0        24,000           0            0
Jed Jaffe...............       0         0          0        27,000           0            0
-------------------------------------------------------------------------------------------------

(1) Calculated on the basis of the fair market value of the underlying shares of common stock at January 30, 1998, the last trading day of the Company's fiscal year, as reported by The Nasdaq National MarketSM, of $8.75 per share, minus the per share exercise price, multiplied by the number of shares underlying the option. All options listed in the table were granted on January 28, 1998 at an exercise price of $8.75. On April 1, 1998, the closing sale price of a share of the Common Stock was $12.75.

EMPLOYMENT CONTRACTS

  The Company has entered into the Employment Agreements with Joel Waller, as Chairman and Chief Executive Officer, and David Rogers, as President and Chief Operating Officer, reporting to the Board of Directors. The Employment Agreements are identical in all material respects, except for job responsibilities which are consistent with Messrs. Waller's and Rogers' titles. Under the terms of the Employment Agreements, Mr. Waller and Mr. Rogers each receive a base salary of $380,000 per year, or such higher amount as is determined by the Board (prorated for any partial employment year). In no event may the Board of Directors reduce Messrs. Waller's and Rogers' base salary for any year below the greater of $380,000 or the amount of base salary paid by the Company to Messrs. Waller and Rogers for the immediately preceding year.

  The employment of each of Mr. Waller and Mr. Rogers under their respective Employment Agreements will end only upon termination by the Company with or without Cause (as defined in the Employment Agreements), upon death or Disability (as defined in the Employment Agreements), upon expiration of the employment term on May 25, 2000 or upon resignation. Upon termination of employment, Mr. Waller or Mr. Rogers generally will be entitled to receive his base salary through the date of termination (or through the end of the employment period if termination by the Company occurred without Cause or resignation by the employee occurred with Good Reason (as defined in the Employment Agreements)), any amounts earned but not paid under the Incentive Plan for a completed Plan Year (as defined in the Incentive Plan) and, in certain circumstances, a pro rated portion of his Incentive Plan payment for the year in which termination occurs, plus continuation of certain health, life and disability insurance benefits. The Employment Agreements also include confidentiality and non-solicitation provisions, but do not contain any restrictions on competition.

  There are no employment contracts with the next three most highly compensated executives, Carol S. Lund, Jed Jaffe and David B. Sharp.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Lyle Berman and Thomas Brosig, directors of the Company, are members of the Board's Compensation Committee. Mr. Berman is the Chairman of the Board of Directors of Grand Casinos, Inc. and the Chief Executive Officer and Chairman of the Board of Directors of Rainforest Cafe, Inc. Mr. Brosig is the Chief

Executive Officer, President and a director of Grand Casinos, Inc. Joel N. Waller, Chief Executive Officer and Chairman of the Board of Directors of the Company, and David L. Rogers, President, Chief Operating Officer and director of the Company, are both members of the Compensation Committee of the Board of Directors of Grand Casino, Inc. and Rainforest Cafe, Inc.

                         COMPARATIVE STOCK PERFORMANCE

  The comparative stock performance graph below compares the cumulative shareholder return on the common stock of the Company for the period from May 27, 1997 (the effective date of the Company's initial public offering (the "Initial Public Offering") of the Company's common stock) through January 31, 1998 with the cumulative total return on (i) the Nasdaq Retail Composite Stock
 Index and (ii) the S&P 500 Index. The table assumes the investment of $100 in the Company's common stock, the Nasdaq Retail Composite Stock Index and the S&P 500 Index on May 27, 1997, and the reinvestment of all dividends through January 31, 1998.

                             [GRAPH APPEARS HERE]


                                                             MAY 27, JANUARY 31,
                                                              1997      1998
                                                             ------- -----------
Wilsons The Leather Experts Inc. ........................... $100.00   $ 89.74
Nasdaq Retail Composite Stock Index......................... $100.00   $117.51
S&P 500 Index............................................... $100.00   $115.56

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that the Company's directors and executive officers file initial reports of ownership and reports of changes in ownership with the Commission. Directors and executive officers are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's directors and executive officers, all
Section 16(a) filing requirements were met for the fiscal year ended January 31, 1998.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  During fiscal year 1997, the Company was party to certain transactions involving CVS New York, Inc. ("CVS"). Until March 27, 1998, CVS had been an approximately 12.4% shareholder of the Company. See "Warrants Held By CVS" below.

SALE AGREEMENT

  The Company was organized to acquire (the "Acquisition") all of the issued and outstanding capital stock (the "Wilsons Shares") of Wilsons Center, Inc., the holding company of Rosedale Wilsons, Inc. and its subsidiaries prior to the Acquisition (collectively, the "Predecessor Companies"). On May 24, 1996, CVS, the Company and Wilsons Center, Inc., entered into a sale agreement (the "Sale Agreement"), which provided for CVS to sell the Wilsons Shares to the Company on May 25, 1996, subject to various conditions typically found in transactions of this nature. In consideration for the Wilsons Shares, the Company delivered to CVS: (i) $2.0 million in cash; (ii) a $55.8 million note (the "CVS Note"); (iii) a warrant to purchase 1,350,000 shares of common stock at an exercise price of $.60 per share (the "CVS Warrant"); (iv) a warrant to purchase up to 1,080,000 shares of the Company's common stock at an exercise price of $.60 per share (the "Manager Warrant"); (v) 4,320,000 shares of the Company's common stock; and (vi) 7,405 shares of the Company's Series A Preferred Stock. Thereafter, Leather Investors Limited Partnership I ("Limited Partnership I") purchased from CVS the 4,320,000 shares of the Company's common stock and Leather Investors Limited Partnership II ("Limited Partnership II" and together with Limited Partnership I the "Limited Partnerships") purchased from CVS the 7,405 shares of the Company's Series A Preferred Stock for an aggregate consideration of $10.0 million in cash. On May 27, 1997, the 7,405 shares of Series A Preferred Stock were exchanged for 617,083 shares of the Company's common stock. On June 2, 1997, upon completion of the Company's Initial Public Offering, the Limited Partnerships automatically dissolved, and the shares of common stock held by them were distributed to their partners, which included the general partners Lyle Berman and Morris Goldfarb, based on their respective interests in the Limited Partnerships. Lyle Berman and Morris Goldfarb are directors of the Company.

  Pursuant to the Sale Agreement, CVS agreed, subject to certain limitations set forth therein, to indemnify the Company and its affiliates (and their respective officers and directors) against and to hold them harmless from any and all Damages (as defined in the Sale Agreement) incurred or suffered by any such indemnified party arising out of, among other things: (i) certain misrepresentations or breaches of warranties or covenants or agreements to be performed by CVS or Wilsons Center, Inc. pursuant to the Sale Agreement; (ii) claims relating to certain disclosed and undisclosed liabilities of the Predecessor Companies; (iii) claims relating to the Closed Store Leases (as defined in the Sale Agreement) and the Excluded Subsidiaries (as defined in the Sale Agreement); (iv) claims related to certain taxes, primarily income taxes; (v) claims related to certain recalled leather protector sprays; and
(vi) certain claims related to employees and certain employee benefits matters. Generally, claims by the Company for indemnifications by CVS, other than (a) those referred to in clauses (iii), (iv), (v) and (vi) above and (b) those for breaches of covenants and for certain disclosed liabilities, which will survive indefinitely or until the expiration of the applicable statute of limitations and have no dollar limit, had to have been asserted on or prior to August 25, 1997. No such claims that had to have been asserted on or prior to August 25, 1997 were asserted on or prior to such date.

  The Company and its affiliates have also, subject to certain limitations set forth in the Sale Agreement, agreed to indemnify CVS and its affiliates (and their respective officers and directors) against and to hold them harmless from any and all Damages incurred or suffered by any such indemnified party arising out of, among other things, certain misrepresentations or breaches of warranties or covenants or agreements to be performed by the Company or, after May 25, 1996, by Wilsons Center, Inc. pursuant to the Sale Agreement. Generally, claims by CVS for indemnifications by the Company relating to misrepresentations or breaches of warranties had to have been asserted on or prior to August 25, 1997. No such claims that had to have been asserted on or prior to August 25, 1997 were asserted on or prior to such date.

NOTE HELD BY CVS

  On May 25, 1996, the Company issued the CVS Note to CVS for $55.8 million as partial consideration for the Acquisition. $5.5 million of accrued interest became a part of the principal balance on May 25, 1997. On August 18, 1997, the Company paid $56.5 million to repurchase the CVS Note from CVS and to pay accrued interest thereon.

RESTRICTED STOCK AGREEMENT

  On May 25, 1996, the Company entered into the Restricted Stock Agreement with certain managers of the Company (the "Managers"), including the Named Executive Officers. The Restricted Stock Agreement provided that 1,080,000 shares of the Company's common stock (herein called the "Restricted Stock") purchased by the Managers for $.60 per share would vest, among other circumstances, (i) up to 20 percent each year during the performance period, commencing with the period ended February 1, 1997 and continuing through and including the period ending on February 3, 2001, if the Company achieves certain earnings targets that are determined by the Board (plus potential catch-up vesting for years in which the Company fails to achieve its targets), or (ii) immediately upon payment or prepayment of the CVS Note in full at any time on or prior to December 31, 2000. As of August 2, 1997, 198,018 shares of such Restricted Stock had vested and, for the period ended February 1, 1997, the Company recorded a $1.5 million noncash compensation charge related to such shares. The remaining 881,982 shares of Restricted Stock vested on August 18, 1997 upon repayment of the CVS Note. See "Note Held by CVS" above. The Company recorded an additional noncash compensation charge of $8.5 million related to such shares which is equal to the difference between the fair market value of the Restricted Stock on the date the shares vested, which was $10.25 per share, and the original price of the Restricted Stock, which was $.60 per share; however, such charge did not impact the Company's total shareholders' equity or cash balances. Each Manager was responsible for any taxes and other sums required by law to be withheld by the Company in connection with the Restricted Stock.

  Pursuant to the Restricted Stock Agreement, Joel N. Waller, David L. Rogers, Carol S. Lund, David B. Sharp and Jed Jaffe purchased, respectively, 338,869.8, 338,869.8, 48,594.6, 45,894.6 and 40,495.5 shares of the Company's
Restricted Stock at its then fair market value of $.60 per share. For the period from inception (May 26, 1996) to February 1, 1997, Mr. Waller, Mr. Rogers, Ms. Lund, Mr. Sharp and Mr. Jaffe had 62,131.7, 62,131.7, 8,908.8, 8,414.8 and 7,424.8 shares of their Restricted Stock vest, respectively. On August 18, 1997, the remaining shares of Restricted Stock vested.

WARRANTS HELD BY CVS

  The CVS Warrant was repurchased by the Company on March 27, 1998, for $9,990,000, and upon the repurchase, the warrant was canceled. The purchase price of the CVS Warrant equaled $7.40 for each of the 1,350,000 shares of the Company's common stock subject to the CVS Warrant ($8.00 per share minus a $.60 per share exercise price). The Manager Warrant automatically lapsed upon repurchase of the CVS Note on August 18, 1997. See "Note Held by CVS" above.

OTHER RELATIONSHIP

  The Company regularly conducts business with G-III of which Morris Goldfarb, a director of the Company, is the Chief Executive Officer and Chairman of its board of directors. Purchases from G-III totaled $5.6 million, $5.0 million, and $4.7 million for the fiscal year ended January 31, 1998, the 13-month period ended February 1, 1997 and the 12-month period ended December 31, 1995, respectively. The Company believes that transactions with G-III are on terms no less favorable to the Company than those obtainable in arms-length transactions with unaffiliated third parties.

                              PROPOSAL NUMBER TWO

                AMENDED AND RESTATED ARTICLES OF INCORPORATION

  On April   , 1998, the Board of Directors approved, subject to shareholder approval, the proposed Amended and Restated Articles of Incorporation of the Company (the "Amended and Restated Articles") attached hereto as Appendix A. At the meeting, shareholders are being asked to approve and adopt the Amended and Restated Articles.

  The full text of the Amended and Restated Articles is contained in Appendix A to this proxy statement. Reference is made to the appendix for a complete statement of the provisions of the Amended and Restated Articles, and the following summary description of the Amended and Restated Articles is qualified in its entirety by reference to the full text of the Amended and Restated Articles.

DESCRIPTION OF AMENDED AND RESTATED ARTICLES

  The Amended and Restated Articles reflect the previous conversion of the multiple classes of common stock into a single class of common stock at the time of completion of the Company's Initial Public Offering of common stock pursuant to the terms of the existing Amended Articles of Incorporation of the Company (the "Existing Articles"), increase the number of authorized shares of the Company's common stock to 100,000,000, par value $.01, effect the cancellation of the remaining designated Series A Preferred Stock, none of which is outstanding, and delete any specified requirements as to actions that can be taken only upon the approval of a super-majority or majority of the directors. The Amended and Restated Articles do not amend any provisions regarding preemptive rights, cumulative voting or the size of the Board of Directors.

  The Existing Articles provide for 45,000,000 shares of Common Stock allocated among Undesignated Common, Class A Common, Class B Common and Class C Common. It also sets out the terms of each such class of common stock. The Existing Articles provide that all shares of common stock outstanding at the time of the closing of the Initial Public Offering (which occurred in June
1997) shall automatically be converted into an equal number of shares of a single class of common stock without class designation. The Existing Articles contain other provisions that are applicable only prior to the completion of the Initial Public Offering and set forth certain actions that can be taken only with approval of a super-majority (prior to the completion of the Initial Public Offering) or majority of the directors.

  The Existing Articles also authorize 10,000,000 shares of preferred stock, with power given to the Board to determine the relative rights, voting power, preferences or restrictions of the preferred stock upon each issuance. The Existing Articles designated 15,000 shares of the preferred stock as Series A Preferred Stock, of which 7,405 shares were previously issued. On May 27, 1998, all issued shares of the Series A Preferred Stock were exchanged for 617,083 shares of the Company's Common Stock, leaving no shares of preferred stock issued or outstanding. The terms of the Series A Preferred Stock provided that those redeemed or reacquired shares would become undesignated preferred stock, leaving 7,595 shares of Series A Preferred Stock available for future issuance at the discretion of the Company's Board of Directors. Adoption of the Amended and Restated Articles would effect the cancellation of the 7,595 shares as designated Series A Preferred Stock, thereby converting such shares into undesignated preferred stock.

  The Board of Directors is recommending the adoption of the Amended and Restated Articles of Incorporation attached as Appendix A which would provide that the authorized common stock of the Company would be 100,000,000 shares of a single class. The Amended and Restated Articles of Incorporation would also delete any provisions that, under the Existing Articles, are not effective following the completion of the Initial Public Offering and, because of the previous elimination of super-majority director voting requirements for any matters under the Existing Articles as a result of the completion of the Initial Public Offering, the Amended and Restated Articles have also eliminated references to those actions that require approval of a majority or super-majority of the directors. Lastly, the Amended and Restated Articles of Incorporation would delete any provision pertaining to the designated Series A Preferred Stock.

VOTE REQUIRED

  The affirmative vote of the holders of the majority of the outstanding shares of common stock of the Company present in person or represented by proxy and entitled to vote on approving the Amended and Restated Articles is required to approve them. A shareholder voting through proxy who abstains with respect to this matter is considered to be present and entitled to vote, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the approval of the Amended and Restated Articles is not considered present and entitled to vote on this matter.

VOTING RECOMMENDATION

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED AND RESTATED ARTICLES.

                             PROPOSAL NUMBER THREE

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen LLP, independent public accountants, have been the auditors for the Company since May 1996. Upon recommendation of the Audit Committee, the Board of Directors has selected Arthur Andersen LLP to serve as the Company's independent public accountants for the fiscal year ending January 30, 1999, subject to ratification by the shareholders. While it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification in order to ascertain the view of the shareholders. If the selection is not ratified, the Board of Directors will reconsider its selection.

  A representative of Arthur Andersen LLP will be present at the meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

VOTING RECOMMENDATION

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDED JANUARY 30, 1999.

                              ADDITIONAL MATTERS

ANNUAL REPORT

  The Annual Report to Shareholders of the Company for the fiscal year ended January 31, 1998, which includes the Annual Report on Form 10-K and financial statements, is being mailed with this Proxy Statement.

DEADLINE FOR SUBMISSION OF SHAREHOLDERS' PROPOSALS

  Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Assistant Secretary of the Company, 7401 Boone Avenue North, Brooklyn Park, Minnesota 55428, no later than January 5, 1999 for inclusion in the proxy statement for that meeting.

OTHER MATTERS

  As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the Annual Meeting other than those referred to herein. If any other matters properly come before the annual meeting calling for a vote of shareholders, it is intended that the shares represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          Philip S. Garon
                                          Secretary

Dated: May   , 1998

                                                                     APPENDIX A

                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                       WILSONS THE LEATHER EXPERTS INC.

                                ARTICLE 1--NAME

  The name of this corporation shall be Wilsons The Leather Experts Inc.

                         ARTICLE 2--REGISTERED OFFICE

  The registered office of this corporation shall be 7401 Boone Avenue North, Brooklyn Park, Minnesota 55428.

                         ARTICLE 3--AUTHORIZED SHARES

SECTION 1. AUTHORIZED CAPITAL STOCK.

  The aggregate number of shares of stock which the corporation is authorized to issue is 110,000,000 shares, consisting of 100,000,000 shares of common stock, par value $.01 (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $.01 (the "Preferred Stock"). The shares of Preferred Stock and Common Stock are sometimes collectively referred to herein as the "capital stock". The shares of Preferred Stock may be issued by the Board of Directors of the corporation from time to time in one or more series, each of such series to have such relative rights, voting power, preferences and restrictions as adopted by the Board of Directors of the corporation.

SECTION 2. DESCRIPTION OF CAPITAL STOCK.

  The rights, voting power and restrictions granted to or imposed upon the shares of Common Stock or, to the extent set forth herein, other capital stock, or the holders thereof are as follows:

  (a) Voting Power.

    (i) General. Each holder of Common Stock shall have one vote on all matters submitted to the shareholders for each share of Common Stock registered in the name of such holder on the books of the corporation.

    (ii) Election of Directors. The Board of Directors of the corporation shall consist of not less than five or more than nine members and the directors of the corporation shall be elected by the affirmative vote of the holders of the greater of (a) a majority of the voting power of the shares of capital stock of the corporation present and entitled to vote on the election of directors or (b) a majority of the voting power of the minimum number of shares of capital stock of the corporation entitled to vote that would constitute a quorum for the transaction of business at a duly held meeting of shareholders.

    (iii) No Cumulative Voting. No holder of shares of capital stock of the corporation shall have any cumulative voting rights.

  (b) Preemptive Rights.

  No holder of shares of any class of capital stock of the corporation shall be entitled as such, as a matter of right, to subscribe for, purchase or receive any part of any new or additional issue of shares of stock of any class or series whatsoever, or of securities convertible into or exchangeable for or exercisable for or carrying a right to purchase any shares of stock of any class or series whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend or other distribution.

                  ARTICLE 4--LIMITATION OF DIRECTOR LIABILITY

  To the fullest extent permitted by Chapter 302A, Minnesota Statutes, as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. No amendment or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of this corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

PROXY                   WILSONS THE LEATHER EXPERTS INC.
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 ANNUAL MEETING OF SHAREHOLDERS--JUNE 16, 1998

  The undersigned hereby appoints Joel N. Waller and David L. Rogers, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of Wilsons The Leather Experts Inc. (the "Company") held of record by the undersigned on April 29, 1998, at the Annual Meeting of Shareholders to be held on June 16, 1998, or any adjournment thereof.

1. ELECTION OF DIRECTORS. Nominees to the Board of Directors of the Company are Lyle Berman, Thomas J. Brosig, Morris Goldfarb, David L. Rogers and Joel N. Waller.

   [_] FOR ALL NOMINEES LISTED ABOVE   [_] WITHHOLD AUTHORITY
       (except as marked to the            to vote for all nominees listed
        contrary below)                    above

  (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

 ------------------------------------------------------------------------------
   The Board of Directors recommends a vote "FOR" all nominees listed above.

2. APPROVAL AND ADOPTION OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE COMPANY.

   [_] FOR        [_] AGAINST        [_] ABSTAIN

         The Board of Directors recommends a vote "FOR" this proposal.

             (continued, and to be dated and signed, on other side)


3. RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 30, 1999.

   [_] FOR        [_] AGAINST        [_] ABSTAIN

         The Board of Directors recommends a vote "FOR" this proposal.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR THE PROPOSALS CONTAINED HEREIN. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

                                           ------------------------------------
                                                        Signature

                                           ------------------------------------
                                                Signature if held jointly

                                           Dated: _______________________, 1998

                                           Please sign exactly as name appears
                                           below. When shares are held by
                                           joint tenants, both should sign.
                                           When signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give full title as such. If
                                           a corporation, please sign in full
                                           corporate name by President or
                                           other authorized officer. If a
                                           partnership, please sign in
                                           partnership name by authorized
                                           person.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE